Exhibit 10.1

Fifth Amendment to Loan Documents

THIS FIFTH AMENDMENT TO LOAN DOCUMENTS (this “Amendment”), dated as of March 30, 2021 (“Effective Date”), by and between LSI INDUSTRIES INC., an Ohio corporation (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”).

BACKGROUND

A.         The Borrower has executed and delivered to the Bank one or more promissory notes, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on the attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

B.         The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.         Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.         The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.         The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

4.         As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

5.         To induce the Bank to enter into this Amendment, the Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations as of the date hereof. The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including reasonable attorneys’ fees) suffered by or rendered against the Bank or any of the other indemnified parties on account of any claims arising out of or relating to the Obligations as of the date hereof. The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof, and grants the same as its own free act and deed.

6.         This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Upon written request by the other party (which may be made by electronic mail), any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.         Notwithstanding any other provision herein or in the other Loan Documents, the Borrower agrees that this Amendment, the Note, the other Loan Documents, any other amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention. The Borrower and the Bank acknowledge and agree that the methods for delivering Communications, including notices, under the Loan Documents include electronic transmittal to any electronic address provided by either party to the other party from time to time.

8.         This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

9.         This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in Cincinnati, Ohio. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in such State (or, to the extent controlling, the laws of the United States of America, including without limitation the Electronic Signatures in Global and National Commerce Act).

10.         Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the waiver of jury trial provisions contained in the Loan Documents.

[signature page follows]

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

LSI INDUSTRIES INC.

By: /s/ James E. Galeese
Print Name: James E. Galeese
Title: EVP - Chief Financial Officer

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Edward L. McGarry
Print Name: Edward L. McGarry
Title: Senior Vice President

EXHIBIT A TO

FIFTH AMENDMENT TO LOAN DOCUMENTS

DATED AS OF MARCH 30, 2021

(LSI Industries Inc.)

A.	The “Loan Documents” that are the subject of this Amendment include the following (as any of the following have previously been amended, supplemented or otherwise modified):

1.	Amended and Restated Loan Agreement dated as of June 19, 2014 (the “Loan Agreement”) between the Borrower and the Bank;
2.	$75,000,000 Fourth Amended and Restated Committed Line of Credit Note dated as of February 28, 2019 (the “Revolving Note”) made by the Borrower in favor of the Bank;
3.	Amended and Restated Working Cash®, Line of Credit, Investment Sweep Rider dated as of March 23, 2017 (the “Sweep Rider”) between the Borrower and the Bank;
4.

Third Amended and Restated Guaranty Agreement dated as of February 21, 2017 (the “Guaranty”) made by the guarantors party thereto in favor of the Bank with respect to the obligations of the Borrower to the Bank; and

5.	All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.	The Loan Documents are amended as follows:

1.

Concurrently with the execution and delivery of this Amendment, the Borrower shall execute and deliver to the Bank a restated note (the “Restated Note”) evidencing the Revolving Loan (as defined in the Loan Agreement) in the principal amount of $100,000,000, in form and substance satisfactory to the Bank. Upon receipt by the Bank of the Restated Note, the existing Revolving Note shall be canceled; the Revolving Loan and all accrued and unpaid interest on the existing Revolving Note shall thereafter be evidenced by the Restated Note; and all references to the “Revolving Note” evidencing the Revolving Loan in any documents relating thereto shall thereafter be deemed to refer to the Restated Note. Without duplication, the Restated Note shall not constitute a novation and shall in no way extinguish the Borrower’s unconditional obligation to repay all indebtedness, including accrued and unpaid interest, evidenced by the existing Revolving Note.

2.	Section 1.1 of the Loan Agreement is hereby deleted and replaced with the following:

1.1.       Loans. The Bank has made or may make one or more loans (collectively, the “Loans”) to the Borrower subject to the terms and conditions and in reliance upon the representations and warranties of the Borrower set forth in this Agreement. The Loans shall be used by the Borrower for general corporate purposes including acquisitions permitted hereunder. As of March 30, 2021, the Loans include a revolving credit loan (the “Revolving Loan”) in the principal amount of up to $100,000,000. The Loans are or will be evidenced by a promissory note or notes of the Borrower and all renewals, extensions, amendments and restatements thereof (if one or more, collectively, the “Note”) acceptable to the Bank, which may set forth the interest rate, repayment and other provisions, the terms of which are incorporated into this Agreement by reference.

1.1.1.       The Revolving Loan will include an investment and borrowing sweep feature on the terms and conditions of a Second Amended and Restated Line of Credit and Investment Sweep Rider (the “Sweep Rider”) to be executed and delivered by the Borrower to the Bank in form and substance satisfactory to the Bank, the terms of which are hereby incorporated herein by reference. The Sweep Rider will remain in effect until such time (if any) as it is terminated in accordance with its terms.

3.	Section 1.3 (Facility Fee) of the Loan Agreement is hereby deleted, and the terms of Section 25 (Unused Commitment Fee) of the Restated Note shall apply.

4.	The table set forth in subsection (a) of Section 1.4 (Applicable Margin) of the Loan Agreement is hereby deleted and replaced with the following:

Pricing Level	Leverage Ratio	LIBOR Applicable Margin	Base Rate Applicable Margin	Facility Fee Applicable Margin
I	≤ 1.00x	1.00%	0.00%	0.150%
II	> 1.00x & ≤ 1.50x	1.25%	0.25%	0.175%
III	> 1.50x & ≤ 2.00x	1.50%	0.50%	0.175%
IV	> 2.00x & ≤ 2.50x	1.75%	0.75%	0.200%
V	> 2.50x	2.00%	1.00%	0.225%

5.	Section 4.11(a) of the Loan Agreement is hereby deleted and replaced with the following:

(a)       Interest Coverage Ratio. The Borrower will maintain as of the end of each fiscal quarter, on a rolling four quarters basis, a ratio of (i) Consolidated EBITDA to (ii) Consolidated interest expense of not less than 4.0 to 1.0.

6.	Item (g) of the definition of “Permitted Liens” set forth in Section 4.11 of the Loan Agreement is hereby deleted and replaced with the following:

(g) liens created by purchase money security interests or related to the leasing of equipment limited to the capital assets financed not to exceed $5,000,000;

7.	Section 5.1 of the Loan Agreement is hereby deleted and replaced with the following:

5.1. Indebtedness. Create, incur, assume or permit to exist or remain outstanding any Indebtedness, except for:

(a) Any Indebtedness owed by the Borrower or any of its Subsidiaries to the Bank or to PNC Bank Canada Branch;

(b)       Consolidated Indebtedness of the Borrower and its Subsidiaries existing as of June 19, 2014 and listed on Schedule 5.1 and any extensions, renewals or refinancings thereof, in outstanding principal amounts not greater than those shown on Schedule 5.1;

(c)       Rental and lease payments for real or personal property whose aggregate annual rental payments would exceed $5,000,000 in the aggregate for Borrower and Guarantors combined when added to their combined rental or lease agreements existing on June 19, 2014;

(d) Indebtedness in respect of purchase money financings of personal property not to exceed, in the aggregate, $5,000,000;

(e) Indebtedness secured by Permitted Liens;

(f)       Indebtedness assumed by the Borrower in connection with merger and acquisition activities permitted hereunder that do not exceed $15,000,000 in the aggregate outstanding at any one time or that are satisfied by the Borrower at the time of the closing of the related merger or acquisition; and

(g) other unsecured Indebtedness not to exceed, in the aggregate, $20,000,000.

8.	The following two provisions are hereby added to the Loan Agreement:

Beneficial Owners. If the Borrower is or was required to execute and deliver to the Bank a Certification of Beneficial Owner(s) (individually and collectively, as updated from time to time, the “Certification of Beneficial Owners”), the Borrower hereby represents and warrants that the information in the Certification of Beneficial Owners, as updated from time to time in accordance with this Agreement, is true, complete and correct as of the date thereof, as of the date hereof and as of the date any such update is delivered to the Bank. The Borrower acknowledges and agrees that the Certification of Beneficial Owners is a Loan Document.

Certification of Beneficial Owners and Other Additional Information. The Borrower agrees that until all Obligations have been paid in full and any commitments of the Bank to the Borrower have been terminated, the Borrower will provide: (i) such information and documentation as may reasonably be requested by the Bank from time to time for purposes of compliance by the Bank with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Bank to comply therewith and (ii) if the Borrower is or was required to deliver a Certification of Beneficial Owners to the Bank, (a) confirmation of the accuracy of the information set forth in the most recent Certification of Beneficial Owners provided to the Bank, as and when requested by the Bank; and (b) a new Certification of Beneficial Owners in form and substance acceptable to the Bank when the individual(s) identified as a controlling party and/or a direct or indirect individual owner on the most recent Certification of Beneficial Owners provided to the Bank have changed.

9.

The following provision hereby replaces the Section entitled “Anti-Money Laundering/International Trade Law Compliance” in each guaranty agreement executed and delivered to the Bank by any Guarantor consenting to this Amendment (or, alternatively, is hereby added to any such guaranty agreement that does not already include a provision entitled “Anti-Money Laundering/International Trade Law Compliance”):

Anti-Money Laundering/International Trade Law Compliance. The Guarantor represents, warrants, and covenants to the Bank, as of the date of this Guaranty, the date of each disbursement of loan proceeds, the date of any renewal, extension or modification of any loan, and at all times any Obligations exist that: (a) no Guarantor (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Jurisdiction or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Jurisdiction or Sanctioned Person; (b) the proceeds of any loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Jurisdiction or Sanctioned Person; (c) the funds used to repay the loan proceeds are not derived from any unlawful activity; (d) each Guarantor is in compliance with, and no Guarantor engages in any dealings or transactions prohibited by, any laws of the United States including but not limited to any Anti-Terrorism Laws; and (e) no Collateral is or will become Embargoed Property. The Guarantor covenants and agrees that (A) it shall immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event; and (B) if, at any time, any Collateral becomes Embargoed Property, in addition to all other rights and remedies available to the Bank, upon request by the Bank, the Guarantor shall provide substitute Collateral acceptable to the Bank that is not Embargoed Property.

As used in this provision, the following terms shall have the following meanings: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Bank” means PNC Bank, National Association; “Collateral” means any collateral securing any debt, liabilities or other obligations of any Obligor to the Bank; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/ Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means the Borrower, its affiliates and subsidiaries, all guarantors, pledgors of Collateral, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with any loan, loan proceeds or other Obligations; “Embargoed Property” means any property (a) in which a Sanctioned Person holds an interest; (b) beneficially owned, directly or indirectly, by a Sanctioned Person; (c) that is due to or from a Sanctioned Person; (d) that is located in a Sanctioned Jurisdiction; or (e) that would otherwise cause any actual or possible violation by the Bank of any applicable Anti-Terrorism Law if the Bank were to obtain an encumbrance on, lien on, pledge of or security interest in such property or provide services in consideration of such property; “Obligations” means all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of any kind or nature, present or future; “Obligor” means the Guarantor, the Borrower, any other guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Obligations; “Reportable Compliance Event” means (a) any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; (b) any Covered Entity engages in a transaction that has caused or may cause the Bank to be in violation of any Anti-Terrorism Laws, including a Covered Entity’s use of any proceeds of any loan to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Jurisdiction or Sanctioned Person; or (c) any Collateral becomes Embargoed Property; “Sanctioned Jurisdiction” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, a group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

C.	Conditions to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.

Amendment and Related Documents. The Bank shall have received from the Borrower and each Guarantor, as applicable, a duly executed counterpart of this Amendment (including the attached Consent), the Fifth Amended and Restated Revolving Line of Credit Note in the principal amount of $100,000,000 of even date herewith made by the Borrower in favor of the Bank, and such other certificates, documents, instruments and agreements as the Bank shall reasonably request.

2.	Closing Fee. The Borrower shall have paid to the Bank a one-time closing fee in the amount of $150,000. Such closing fee is fully earned on the date hereof and is nonrefundable.

3.

Legal Fees. The Borrower shall have paid, or reimbursed the Bank for, the reasonable fees and expenses of the Bank’s counsel in connection with the preparation, negotiation, execution and delivery of this Amendment and the related documents.

4.

Costs and Expenses. The Borrower shall have paid, or reimbursed the Bank for, all other costs and expenses incurred by the Bank in connection with the structuring of the transactions contemplated by this Amendment and the negotiation, execution and delivery of this Amendment and the related documents.

CONSENT OF GUARANTOR

Each of the undersigned guarantors (individually and collectively, the “Guarantor”) consents to the provisions of the foregoing Amendment and all prior amendments (if any) and confirms and agrees that: (a) the Guarantor’s obligations under its Third Amended and Restated Guaranty Agreement dated as of February 21, 2017 (the “Guaranty”) relating to the Obligations mentioned in the Amendment shall be unimpaired by the Amendment; (b) the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Bank, its officers, directors, employees, agents or attorneys with respect to the Guaranty; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment. The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct.

The Guarantor hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantor’s existing and future Obligations to the Bank, as modified by the Amendment.

The Guarantor ratifies and confirms the indemnification and waiver of jury trial provisions contained in the Guaranty.

WITNESS the due execution of this Consent as a document under seal as of the date of the Amendment, intending to be legally bound hereby.

LSI MIDWEST LIGHTING INC.
LSI ADAPT INC.
GRADY McCAULEY INC.
LSI INTEGRATED GRAPHICS LLC
LSI KENTUCKY, LLC
LSI LIGHTRON INC.
LSI RETAIL GRAPHICS LLC
LSI ADL TECHNOLOGY LLC
LSI CONTROLS INC.
ATLAS LIGHTING PRODUCTS, INC.

By: /s/ James E. Galeese
Print Name: James E. Galeese
Title: EVP - Chief Financial Officer